Exhibit 10.17

THIS SUB-LEASE made the              day of           1990 BETWEEN the INDUSTRIAL DEVELOPMENT AUTHORITY having its principal office at Wilton Park House, Wilton Place, in the City of Dublin (hereinafter called “the Lessor” which expression shall include its successors and assigns) of the One Part AND McGHAN LIMITED having its registered office at 1, Earlsfort Centre, Hatch Street, Dublin 2 (hereinafter called “the Lessee” which expression shall unless otherwise stated include its successors and permitted assigns) of the Other Part.

WITNESSETH as follows:-

1.                                       In consideration of the rents covenants and conditions hereinafter reserved and contained and on the part of the Lessee to be paid observed and performed the Lessor HEREBY DEMISES unto the Lessee ALL THAT AND THOSE the premises more particularly described in the Schedule hereto TOGETHER WITH:-

1-1                                the factory and other buildings erected thereon and the Lessor’s fixtures fittings and equipment therein or thereon (all which said land buildings fixtures fittings and equipment are hereinafter collectively called “the demised premises”) and;

1-2                                full and free right of access in common with the Lessor and all other persons who now have or shall hereafter have the like right at all reasonable times over the roads coloured yellow on the Plan annexed hereto for the purposes of access to and egress from the demised premises;

EXCEPTION AND RESERVING unto the Lessor: -

(a)                                  the free and uninterrupted passage and running of water soil and effluent drainage gas water oil and electricity steam telephone or any other service or supply to and from the other buildings and lands the property or the Lessor and its tenants adjoining or near to the demised premises through the sewers drains watercourses conduits pipes wires and cables which now are or may hereafter within the period of 21 years from the date of this Lease during the term hereby granted be in or over under or upon the demised premises;

(b)                                 at any time hereafter and from time to time full right and liberty to execute works services and erections and buildings upon or to alter or rebuild any of the erections services and buildings erected on its adjoining and neighbouring lands and to use the same as it may think fit;

(c)                                  the full and free right and liberty to the Lessor its servants and agents to enter (after at least two days notice except in the case of emergency) upon the demised premises at all reasonable times for the purpose of connecting, laying, inspecting, repairing, cleaning, maintaining, altering, replacing or renewing any sewer, drain, main, pipe, wire, cable, watercourse, channel, conduit or subway including the provision of a water meter and to erect, construct or lay in, over, under or across the demised premises not built upon any sewers, drains, main, pipes, wires, cables, poles, structures, fixtures or other works for the drainage of or for the supply of water gas electricity oil telephone telex heating steam radio and television signals and other services to other premises of the Lessor causing as little inconvenience as possible to the Lessee and the Lessor making good any damage to the demised premises thereby occasioned;

(d)                                 all rights easements and privileges now belonging to or enjoyed by any adjoining property;

All mines, minerals, quarries and royalties whatsoever in or under the demised premises during the term of the demise are excepted and reserved out of the demise.

TO HOLD the same unto the Lessee for the term of thirty-five years from the 1st day of March 1983 subject to the covenants terms and conditions hereinafter contained paying therefor unto the Lessor for the period up to and including the 1st day of March 1993 the yearly rent of IR£70, 092.50 (hereinafter when specifically referred to called “the first reserved rent”) and thereafter a rent to be determined as provided in Clause 3 hereof (hereinafter when specifically referred to called “the reviewed rent”) such rent to be paid without any deduction in advance on every 1st day of January, 1st day of April, 1st day of July and 1st day of October in

every year the first payment to be made on the execution hereof and to be in respect of the period from the 1st day of January 1990 to the 31st day of March 1990;

2.                                       The Lessee hereby covenants with the Lessor as follows: -

2-1                                to pay the said yearly rents at the times and in the manner aforesaid clear of all deductions and by way of Standing Bankers Order if required;

2-2-1                      to bear pay and discharge all rates taxes assessments duties charges outgoings and impositions whatsoever which now are or during the said term shall be charged assessed or imposed upon the demised premises or any part thereof or upon the owner or occupier in respect thereof;

2-2-2                      to pay to the Lessor annually a sum or sums of money equal to the amount which the Lessor may expend or require to expend in effecting or procuring and maintaining or procuring the maintenance of insurance of the demised premises against the insured risks as defined in Clause 4 hereof to their full reinstatement cost and two years’ loss of rent such sum or sums to be paid without any deduction in every year upon the Lessor’s demand the first payment (or a proportionate part thereof) to be made on the execution hereof;

2-3                                if the Lessee shall fail to pay the rent hereinbefore reserved or any other sum reserved or made payable hereunder within 14 days of the day and in the manner herein prescribed for the payment of same every such unpaid rent or sum shall bear interest at the rate of 4% per annum above the rate from time to time charged by the Associated Banks in the Republic of Ireland at the A.A.A. rate on overdrafts from the date on which the rent or other sum became due until the actual date of payment or if there shall be no such rate the aforesaid rent or sum shall bear interest at the rate of 4% over the cost of six months funds in the Dublin Interbank Market;

2-4                                at all times during the said term to observe and comply in all respects with the provisions and requirements of any and every enactment for the time being in force or any orders or regulations thereunder for the time being in force and to do and execute or cause to be done and executed all such works as under or by virtue of any such enactment or any orders or regulations thereunder for the time being in force are or shall be properly directed or necessary to be done or executed upon or in respect of the demised premises or any part thereof whether by the owner, landlord, lessee, tenant or occupier and at all times to keep the Lessor indemnified against all claims demands and liability in respect thereof and without derogating from the generality of the foregoing to comply with the requirements of any local or other statutory authority and the order or orders of any court of competent jurisdiction and immediately after the receipt of any Notice requiring works to be carried out by any local or Statutory Authority or by Order of any Court of competent jurisdiction, the Lessee shall send a copy thereof to the Lessor;

2-5                                at all times during the said term to comply with all the recommendations or requirements of the appropriate authority in relation to fire precautions whether notified or directed to the Lessor or the Lessee and to indemnify the Lessor against any costs or expenses in complying with any such requirement or recommendation and not to obstruct the access to or means of working any fire precaution or safety apparatus or appliance for the time being installed in the demised premises;

2-6                                to prime and prepare for painting and to paint with at least two coats of good oil paint or such other paint as may be first approved both as to quality and colour by the Lessor in a proper and workmanlike manner in every fourth year and in the last year of the said term (whether determined by effluxion of time or otherwise howsoever) all the gates, fences and outside wood stucco and iron work and other outside parts of the demised premises heretofore usually painted and any additions thereto proper to be so painted and so often as may be necessary but not less often than every third year and in the last year of the said term as aforesaid in a workmanlike manner to creosote distemper colour whitewash or otherwise treat all other outside parts of the demised premises as have usually heretofore been so treated all such work as aforesaid to be done to the approval of the Lessor;

2-7                                to prime and prepare for painting and to paint with two coats at least of good quality paint to be first approved by the Lessor in a workmanlike manner in every fourth year and in the last year of the said term (whether determined by effluxion of time or otherwise howsoever) all inside wood and iron work and other inside parts of the demised premises heretofore usually painted and any additions thereto proper to be so painted and so often as may be necessary but not less often than every fourth year and in the last year of the said term as aforesaid in a workmanlike manner to distemper colour whitewash or otherwise treat such other inside parts of the demised premises as have usually heretofore been so treated and on the occasion of each repainting to grain varnish restore and make good all ornamental work all such work as aforesaid to be done to the approval of the Lessor;

2-8                                to keep such part of the land forming part of the demised premises as is from time to time undeveloped and the grass gardens and any trees shrubs and hedges thereon in proper and neat order and condition and any ditches streams culverts and watercourses properly cleared and cleaned and the banks thereof in proper repair and condition and in particular not to deposit or permit to be deposited any rubbish or refuse nor without the consent in writing of the Lessor (and then only on such parts of the said land and subject to such conditions as the Lessor may stipulate or impose) to store stack or lay out any material used for the purpose of manufacture or otherwise on any part of such undeveloped land;

2-9                                at all times during the said term to repair and keep (and in the case of fixtures, heating installations, fittings and equipment to replace or renew as may from time to time be necessary) the exterior and interior of the demised premises and all additions thereto constructed or placed thereon and the Lessor’s fixtures fittings and equipment therein and all the pipes drains, wires, cables, meters, channels, sewers, sanitary and water apparatus, glass, pavings, walls, fences and railings vaults and appurtenances now on the premises, no in charge of the Local Authority in good and substantial repair and working order and maintained paved cleansed and amended in every respect (damage by any of the insured risks excepted PROVIDED THAT the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Lessee or the servants agents licensees or invitees of the Lessee);

2-10-1                                                                if the demised premises are situate upon an Industrial Estate, to bear with the owners or occupiers of each other unit in the said Industrial Estate the cost and expense of all necessary maintenance, repair and up-keep (and operating cost where applicable) of access roads, footpaths, common areas, drainage and water services and public lighting in the same proportion as the gross floor area of the buildings erected on the demised premises bears to:

(A)                              In the case of a completed estate the total gross floor areas of all the industrial units in the estate and

(B)                                In the case of a non completed or part completed estate the total gross floor areas of all the completed units in the estate and where roads and services have been provided to un-developed areas of the estate, the gross floor area of buildings in the course of erection and proposed buildings fronting on to such services until such time as same are taken in charge by the Local Authority;

2-10-2                                                                to bear with the owners or occupiers of each other unit in the said Industrial Estate the cost and expense of all necessary estate security in the same proportion as the gross floor area of the buildings erected on the demised premises bears to the gross floor areas of all the completed units in the said estate;

2-11                          Without Prejudice to the generality of Clause 2-4 hereof, in all respects to comply with all the provisions of the Factories Acts, Local Government (Planning and Development) Acts and the Public Health Acts and of all regulations thereunder and with any other obligations imposed by law in regard to the demised premises and the carrying on of the trade or business for the time being carried on upon the demised premises and to indemnify the Lessor against all liability in respect of any contraventions of any such requirements;

2-12                          to permit the Lessor or its duly authorised agents and all proper parties at all reasonable times to enter the demised premises and examine the state of repair and condition thereof (and in particular for all necessary purposes of providing inspecting maintaining and repairing the drains, sewers and watermains, electricity, gas, telephone and similar services) and to check and take inventories of the Lessor’s fixtures fittings and equipment therein and to repair and make good all defects decays and wants of repair thereto of which notice in writing shall be given by the Lessor to the Lessee and for which the Lessee may be liable hereunder within three calendar months after the giving of such notice PROVIDED that in case of default by the Lessee the Lessor may make good such defects decays and wants of repair and the reasonable cost of the same shall be repayable by the Lessee to the Lessor on demand;

2-13                          to permit the Lessor and all persons authorised by it and its respective surveyors agents and workmen at all reasonable and convenient times in the daytime or at any time in the case of emergency to enter on the demised premises or any part thereof for the purpose of repairing or building on any adjoining premises as occasion shall require and for the purpose of making repairing, maintaining, cleansing, lighting and keeping in order and good condition all ways, roads, sewers, drains, pipes, gutters, watercourses, ditches, culverts, fences, hedges or other conveniences which shall belong to or be used for the demised premises in common with other premises and also for the purpose of laying down maintaining repairing and testing drainage gas and water pipes and electric wires or cables or for other similar purposes the Lessor or such persons as aforesaid making good any damage occasioned thereby to the demised premises;

2-14-1                                                                not to make any alterations or additions to the demised premises or erect any new buildings thereon without the prior written consent of the Lessor and the approval of the Lessor to the plans and specifications thereof (such consent and approval not to be unreasonably withheld) and if such consent and approval is given to make such alterations or additions in conformity with such plans and specifications and to the approval of the Lessor and upon such terms as the Lessor may consider reasonable;

2-14-2                     if the premises are altered (whether pursuant to a consent given under Clause 2-14-1 hereof or otherwise) the Lessee will if so required by the Lessor on the termination of this Lease forthwith restore the demised premises at the Lessee's own expense to their original condition at the date of this Lease and will make good all damage and want of repair and decoration caused by the original alteration or restoration work.

2-15-1                                                                to use the demised premises for the manufacture of medical devices and not to use the demised premises or suffer or permit the same to be used for any other purpose whatsoever except with the previous written consent of the Lessor. In the application of this Clause the Lessor shall have regard to its statutory functions pursuant to the provisions of the Industrial Development Act 1986;

2-15-2                                                                to establish and carry on an industrial undertaking in the demised premises as specified in Clause 2-15-1 hereof being an undertaking approved by the Lessor consistent with the relevant provisions of the Industrial Development Act 1986 and in particular to create and maintain the level of employment of full-time employees in the demised premises substantially in accordance with the particulars given by the Lessee to the Lessor.;

2-16                          not to do or permit to be done upon or in connection with the demised premises or any part thereof any act matter or thing whatsoever which may be or grow to be a nuisance annoyance disturbance or inconvenience or cause damage to any neighbouring adjoining or adjacent property or the owners or occupiers thereof and to pay to the Lessor all costs charges and expenses which may be incurred by the Lessor in abating a nuisance in respect of the demised premises and to execute all such works as may be necessary for abating such a nuisance in obedience of a notice lawfully served by a local or public authority or pursuant to any Court Order.

2-17                          not to exhibit on any part of the undeveloped or unbuilt upon lands comprised in the demised premises or on the outer walls or roofs of any building or structure thereon any signboard placard lettering or lighting of any kind except such as may previously have been approved by the Lessor in writing and in default or on the Lessor taking objection the Lessor may enter and remove the same at the Lessee’s cost PROVIDED however that the Lessee shall be entitled to erect a sign in such position and of such form colour and design as may be first approved by the Lessor displaying the name of the Lessee;

2-18                          to ensure that every furnace employed in the working of engines by steam or other motive power and every other furnace employed in any building or erection on the demised premises is constructed so as substantially to consume or burn the smoke arising therefrom and not to use or suffer to be used negligently any such furnace so that the smoke arising therefrom is not substantially consumed or burnt and not to cause or permit any grit or noxious or offensive effluvia to be omitted from any engine furnace chimney or other apparatus on the demised premises without using the best practicable means for preventing or counteracting such emission and in all aspects to comply with the provisions of all relevant statutes and statutory regulations and with the requirements of any notice of the local or other competent authority served thereunder;

2-19                          to take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers which belong to or are used for the demised premises in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein;

2-20                          not to discharge or allow to be discharged any solid matter from the demised premises into the drains or sewers as aforesaid nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature or of a kind calculated to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river and not to do or omit or allow or suffer to be done or omitted any act or thing whereby any land or the waters of any stream or river may be polluted or the composition thereof so changed as to render the Lessor liable to any action or proceedings by any person whomsoever;

2-21                          not to do or permit or bring in or upon the demised premises anything the use of which would cause damage by vibration or otherwise to the demised premises or any adjoining premises or which might throw on the demised premises or on any adjoining premises any weight or strain in excess of that which such premises are capable of bearing with due margin for safety and in particular not to overload the floors the hoists or the electrical installations or the other services of in or to the demised premises nor suspend any excessive weight from the ceilings or walls stanchions, hoists or the structure thereof. The Lessee shall seek professional advice at the Lessee’s own expense to ensure that there shall not be an infringement of this covenant;

2-22                          not to assign or underlet the demised premises or grant any Licence in respect of the demised premises or any part thereof nor part with or share the possession thereof or any part thereof without the consent of the Lessor, such consent not to be unreasonably refused, it being expressly agreed and declared that this Lease is granted by the Lessor as a body incorporated by Statute with the function (inter alia) of promoting industry in the State to the Lessee as a company which has undertaken with the Lessor to carry on the manufacturing business specifically described in Clause 2-15-1 hereof;

2-23                          within fourteen days of every assignment assent transfer underlease assignment of underlease of or relating to the demised premises or any part thereof to give notice thereof in writing with particulars thereof to the Lessor’s Solicitor and produce to him such instrument or other evidence of devolution and to pay the Lessor’s Solicitor any reasonable costs incurred by the Lessor relating thereto;

2-24                          not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the demised premises or any adjoining or neighboring premises against damage by fire or other perils may become void or voidable or whereby the rates of premium thereon may be increased and to repay to the Lessor all sums paid or payable by way of increased premiums and all expenses incurred by it in or about the renewal of such policy or policies rendered necessary by a breach of this covenant and all such payments shall be made immediately on demand;

2-25                          without prejudice to any other clause herein, not to keep or allow to be kept on the demised premises any substance or material of a combustible or offensive nature the keeping whereof may require a licence of any Local or Public Authority unless the Lessee obtains such a licence and complies with the terms and conditions thereof. The Lessee shall inform the Lessor in writing of any application for and of the issuing of such a licence;

2-26                          to pay all reasonable and proper costs and charges and expenses (including solicitors costs and surveyors fees) incurred by the Lessor for the purpose of or incidental to the preparation and service of any notice under Section 14 of the Conveyancing Act 1881 (or any statutory modification or re-enactment thereof), requiring the Lessee to remedy a breach of any of the covenants hereinbefore contained notwithstanding forfeiture for such breach may be avoided otherwise than by relief granted by the court;

2-27                          to pay any Value Added Tax lawfully imposed upon and added to any fee, charge, cost or expense for which the Lessor may be liable under this Lease and to pay the stamp duty and registration fees on this Lease and counterpart and Value Added Tax payable by reason of the granting of this Lease;

2-28                          at the expiration or sooner determination of the said term quietly to yield up the demised premises together with all the Lessor’s fixtures and all other Lessor’s fittings and equipment that now are or which during the said term shall be affixed or fastened thereto (except Lessee’s or trade fixtures) in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Lessee herein contained and in case any of the said fixtures fittings or equipment shall be missing broken damaged or destroyed forthwith to replace them with others of a similar kind and of equal value, fair wear and tear excepted, and to make good any damage caused to the demised premises by the removal of the Lessee’s fixtures, fittings and furniture and effects (damage by any of the insured risks excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Lessee or the servants, agents licencees or invitees of the Lessee);

2-29                          not at any time to use the demised premises or any part thereof or allow the same to be used for any entertainment or for any dangerous, noisy or noxious or offensive trade business manufacture or occupation whatsoever or for a residence or for any illegal or immoral purpose nor permit any sale or auction to be held on the demised premises;

2-30                          to comply in so far as the same are applicable with the covenants of and conditions (other than the covenant for payment for rent) contained in the Superior Lease (if any) under which the demised premises are held by the Lessor;

2-31                          to fully and effectually indemnify the Lessor against the breach, non-performance or non-observance by the Lessee of any of the covenants and conditions on the Lessee’s part herein contained or of the provisions or stipulations herein contained and intended to be performed and observed by the Lessee and against any actions, costs, claims, expenses and demands whatsoever or howsoever arising in respect of or as a consequence (whether direct or indirect) of any such breach, non-performance or non-observance as aforesaid.

3-1                                In this Clause the following expressions shall have the following meanings respectively:-

3-1-1                                                                      “Review Date” shall mean the last day of the fifth year and the last day of each subsequent fifth year of the term hereby granted;

3-1-2                                                                      “Current Market Rent” at each review date shall be such amount as is produced in accordance with the following formula:             where:

(a)                                  equals the yearly rent payable under this Lease immediately prior to such review date;

(b)                                 equals the yearly rent as at the commencement of the five-year period expiring on such review date which would be payable for premises of an age, floor area, specification and description similar to the demised premises (excluding from such specification and description any improvements (whether within the meaning of the Landlord and Tenant Acts 1931-1980 or any Acts amending, extending or replacing the same) of a like nature as those (if any) carried out to the demised premises or any part thereof by the Lessee with the licence of the Lessor at the Lessee’s own expense (otherwise than in pursuance of any obligation to the lessor whether pursuant to the provision of this Lease or otherwise and carried out during the currency of this Lease located in the Dublin area and let on a Lease in similar terms (other than rent) as are contained in this Lease;

(c)                                  equals the yearly rent as at such review date which would be payable for premises of the type specified in definition (b) above

PROVIDED ALWAYS at the date of commencement of the Lease and at each review date the yearly rent as defined in definition (b) shall be agreed between the parties hereto PROVIDED FURTHER that in the event of there being a dispute between the parties hereto as to the amount of the yearly rent as defined in definition (b) or definition (c) above either party may refer the matter to a member of the Institute of Auctioneers and Valuer in Ireland to be mutually agreed or in default of agreement to a Property Valuer to be appointed by the President for the time being of the Institute of Auctioners and Valuers in Ireland. The decision of the Property Valuer (who shall be deemed to act as an expert and not as in arbitrator) as to the aforesaid yearly rent as defined in definition (b) or definition (c) shall be agreed between the parties hereto;

3-2                                The Rent for the time being payable by the Lessee hereunder shall be subject to increase in accordance with the following provisions of this Clause;

3-3                                The Lessor its servants or agents shall be entitled by notice in writing given to the Lessee its servants or agents not earlier than twelve months before and not more than twelve months after a Review Date to call for review of the rent payable by the Lessee to the Lessor at the Review Date specified in the notice and if upon any such review it shall be ascertained or determined that the Current Market Rent of the demised premises at the Review Date is greater than the rent payable hereunder immediately prior to such Review Date then as from that Review Date the yearly rent payable hereunder shall be increased to the Current Market Rent so ascertained PROVIDED ALWAYS that if the Lessor shall not serve such notice as aforesaid for the review of rent prior to or within twelve months after any Review Date it shall nevertheless be entitled to do so at any time prior to the following Review Date upon the same terms and conditions as are hereinbefore provided for save that the expression “Current Market Rent” shall be deemed to be the Current Market Rent on the immediately preceding Review Date and in such event such reviewed rent shall be payable by the Lessee from the gale day next preceding the date of the said notice up to the following Review Date or until it is further reviewed in accordance with the foregoing provisions PROVIDED FURTHER that in no circumstances shall the rent payable hereunder following such review be less than the rent payable by the Lessee immediately prior to the Review Date;

3-4                                Every such review as aforesaid shall in the first instance be made by the Lessor and Lessee or their respective surveyors in collaboration but if no agreement as to the amount of the Current Market Rent at the Review Date shall have been reached between the parties hereto or their surveyors within three months or  such extended period as may be agreed by the Lessor and the Lessee after the date of the Lessor’s notice calling for such review then the question of the amount of the Current Market Rent of the demised premises at the Review Date shall be referred to the decision of a single Chartered Surveyor who at the election of the Lessor shall act as an Arbitrator or an independent Valuer (acting as an expert and not as an Arbitrator) such Chartered Surveyor to be nominated by the Lessor by notice in writing to the Lessee and if the Lessee shall reject such nomination or fail or neglect to agree within one month of the Lessor’s notice such Chartered Surveyor (whether to act as expert or Arbitrator) shall be appointed on the application of either party by the Chairman or acting Chairman for the time being of The Royal Institution of Chartered Surveyors (Republic of Ireland Branch) which term shall include any other body established from time to time in succession or substitution or carrying on the function currently carried out by the same and in default of any such appointment for any reason within one month of such application by a Chartered Surveyor to be nominated by the Lessor;

3-5                                In the event of the Lessor electing for arbitration as aforesaid this clause shall be deemed to be a submission to arbitration within the Arbitration Acts 1954 and 1980 or any statutory modification or re-enactment thereof for the time being in force and to the jurisdiction of the Courts of the State for the enforcement of any award of said Arbitrator and in the event of the Current Market Rent being determined by the Chartered Surveyor as an expert the Lessor and Lessee shall be entitled to make submissions within such time as such Chartered Surveyor shall stipulate and shall pay his expenses in equal shares;

3-6                                If the Chartered Surveyor shall fail to determine the new rent within three months of his appointment or nomination or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder a new Chartered Surveyor shall be appointed or nominated in his place in accordance with sub-clause 3-4 above;

3-7                                If upon any such review the amount of any increased rent shall not be ascertained or determined prior to the Review Date the Lessee shall continue to pay rent at the yearly rate payable immediately prior to the Review Date until the quarter day next following the ascertainment or determination of any increased rent whereupon subject to the first proviso to Clause 3-3 hereof there shall be due as a debt payable by the Lessee to the Lessor on demand a sum equal to the amount by which the rent for the period since the Review Date calculated at the increased rate exceeds the rent for that period calculated at the previous rate and in addition the Lessee shall pay interest on said sum from the Review Date until the date of actual payment at the AAA rate of interest charged on overdraft by the Associated Banks in the Republic of Ireland at the Review Date or if there shall be no AAA rate the corresponding or nearest appropriate rate thereto;

3-8                                If upon such review as aforesaid it shall be agreed or determined that the rent previously payable hereunder shall be increased the Lessor and the Lessee shall (if required by the Lessor) forthwith complete and sign a written memorandum or if the Lessor shall so elect execute a deed of record recording the increased rent thenceforth payable and the Lessee shall pay the Stamp Duty (if any) payable on such memorandum or deed of record;

3-9                                In the event of the Lessor being prevented or prohibited in whole or in part from exercising its rights under this Clause and/or obtaining an increase in the rent on any of the Review Dates by reason of any legislation Government Order or Decree or Notice (increase in this context meaning such increase as would be obtainable disregarding the provisions of any such legislation and otherwise as aforesaid) then the date at which the review would otherwise have taken effect shall be deemed to be extended to permit and require such review to take place on the first date thereafter upon which such right or increase may be exercised and/or obtained in whole or in part and when in part on so many occasions as shall be necessary to obtain the whole increase (meaning the whole of the increase which the Lessor would have obtained if not prevented or prohibited as aforesaid) and if there shall be a partial prevention only there shall be a further review on the first date or dates as aforesaid notwithstanding the rent may have been increased in part on or since the date of review but in no instance shall the increase in rent be dated back to exceed the statutory controls on increases of rent laid down by law.

4.                                       The Lessor hereby covenants with the Lessee in manner following that is to say:-

4-1                                Subject to insurance cover being available against the risks hereinafter specified the Lessor will insure or procure the insurance of the demised premises and all Lessor’s fixtures fittings and equipment therein and thereon and keep the same insured to the full reinstatement cost (to be determined from time to time by the Lessor or its surveyor) against loss or damage by fire, explosion, lightning, storm, tempest, impact, earthquake, aircraft, riot and civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus, drains, sewers or pipes and including demolition and site clearance expenses, architects’, engineers’ and surveyors’ fees and value added tax and any other duty exigible on any building contract as may be entered into relative to the reconstruction, reinstatement or repair of the demised premises or any part thereof resulting from the destruction, loss or damage thereof or thereto or from any of the perils aforesaid and such other perils expenses and losses as the Lessor in its sole discretion shall think fit and notify to the Lessee in writing (all such risks and perils being referred to as “the Insured Risks”) PROVIDED that the Lessor shall notify the Lessee of any inability on its part to effect any such insurance as aforesaid;

4-1-1                                                                      the Lessor shall use its best endeavours to procure that the foregoing insurances shall be effected upon the terms that the Insurer shall waive any rights or remedies which it may have or may become entitled to against the Lessee or its permitted tenants or assigns whether by way of subrogation or otherwise and the Lessor shall use its best endeavours to procure that every policy of insurance issued in respect of such insurances shall bear an endorsement binding upon such Insurer evidencing such waiver and if the Lessor shall fail to procure such a waiver the Lessor shall use its best endeavours to cause the Lessee to be noted on the policy of insurance as having an interest therein or alternatively use its best endeavours to cause the demised premises to be insured in the joint names of the Lessor and the Lessee;

4-1-2                                                                      the Lessor shall upon demand furnish to the Lessee copies of the said insurance policy(ies) and of the last receipt(s) for payment of premiums in respect thereof.

4-2                                In the event of the demised premises or any part thereof being destroyed or damaged by any of the risks or perils in respect of which the Lessor pursuant to the terms hereof shall have effected insurance so as to render the premises unfit for occupation use or access then and in such cases (unless the insurance of the demised premises shall have been forfeited or made ineffective by any act neglect or default of the Lessee its servants, agents, licensees or invitees) the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from and after such destruction or damage and until the demised premises shall have been rebuilt or reinstated and made fit for occupation use and access be suspended and cease to be payable;

4-3                                In case the demised premises or any part thereof shall be destroyed and become ruinous and become uninhabitable or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Lessee hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act, Ireland, 1860 or otherwise;

4-4                                If the demised premises or any part thereof shall at any time during the term be destroyed or damaged by fire or any of the Insured Risks as aforesaid, then the Lessor shall apply all monies received in respect of such insurance

(other than in respect of loss of rent) making up any shortfall out of its own monies with all reasonable speed in the rebuilding, repairing and otherwise reinstating the demised premises to a factory premises of the same square footage and utility as the demised premises, unless the policy or policies of insurance shall have been vitiated or rendered less than fully effective by any act neglect default or omission of the Lessee its servants, agents licencees or invitees;

4-5                                In the event of the demised premises or any part thereof being destroyed or damaged by any of the risks in respect of which the Lessor pursuant to the term hereof shall have effected insurance at any time during the term hereby created and the insurance money under any insurance against the same effected thereon by the Lessor being wholly or partly irrecoverable by reason solely or in part of any act or default of the Lessee its servants, agents, licencees or invitees then and in every such case the Lessee will forthwith (in addition to the said rent) pay to the Lessor the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating the same;

4-6                                That the Lessee paying the rents hereby reserved and performing and observing the several covenants and agreements herein contained and on the Lessee’s part to be observed and performed shall and may peaceably and quietly hold and enjoy the demised premises during the said term without any interruption or disturbance from or by the Lessor or any person or persons rightfully claiming under or in trust for the Lessor.

5.                                       IT IS HEREBY AGREED between the Lessor and the Lessee as follows:-

5-1                                If the Lessee shall apply to the Lessor for consent to change of user pursuant to the provisions of Clause 2-13-1 hereof the Lessor shall be entitled to withhold its consent if, in the sole opinion of the Lessor and having regard to its statutory functions and the relevant provisions of the Industrial Development Act 1986 the resultant use of the demised premises would be inconsistent with the Lessor’s objectives of the creation and maintenance of full-time employment in the demised premises;

5-2                                If the said Rent or any sum payable hereunder or any part thereof shall be unpaid for 28 days after any of the days hereinbefore appointed for payment whether same shall have been lawfully demanded or not; or

5-2-1                                                                      If the Lessee shall fail to commence or substantially cease to manufacture without the written consent of the Lessor such goods as have been agreed upon with the Authority; or

5-2-2                                                                      If any covenants on the Lessee’s part herein contained shall not be observed or performed; or

5-2-3                                                                      If the Lessee being an individual or firm shall become bankrupt or compound or arrange with his or its Creditors or being a Company shall go into liquidation either compulsorily or voluntarily except for the purpose of a reconstruction or amalgamation previously approved in writing by the Lessor; or

5-2-4                                                                      If the Lessee being a Company shall permit or suffer a Receiver to be appointed over its assets;

Then and in any of the said cases and at any time thereafter it shall be lawful for the Lessor or any persons authorised by the Lessor to enter upon the demised premises or any part thereof in the name of the whole and to re-possess the same and to enjoy the same as if this Lease had not been executed but without prejudice to any right of action or remedy by either party in respect of any antecedent breach or any of the covenants by the other herein contained.

5-3                                If at such time as the Lessee has vacated the demised premises after the determination of the term hereby granted either by effluxion of time or otherwise any property of the Lessee shall remain in or on the demised premises and the Lessee shall fail to remove the same within seven days after being requested in writing by the Lessor so to do then and in such case the Lessor (without being obliged so to do and in any event without prejudice to such other rights as the Lessor may have in that behalf) may as agent of the Lessee (and the Lessor is hereby appointed by the Lessee to act as such agent and in its capacity as such agent to act as the Lessor in its absolute discretion shall think fit) sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage (including loss of or reduction in rent received by the Lessor on account of such property remaining by way of storage pending sale in the demised premises) and sale reasonably and properly incurred or suffered by it to the order of the Lessee PROVIDED THAT the Lessee shall indemnify the Lessor against any liability incurred by the Lessor to any third party whose property shall have been sold by the Lessor in the bona fide mistaken belief (which shall be presumed unless the contrary is proved) that such property belonged to the Lessee and was liable to be dealt with as such pursuant to this sub-clause;

5-4                                all reservations and exceptions herein in favour of the Lessor shall enure for the benefit of the Superior Landlord (if any) of the Lessor and in relation to any covenant or obligation of the Lessor hereunder or any consent required to be sought from the Lessor the term “the Lessor” shall mean and include the Lessor and such Superior Landlord;

5-5                                Any notices requiring to be served hereunder shall be sufficiently served on the Lessee if left addressed to it at the principal office of the Lessee or forwarded to it by post or left at its last known address in Ireland and shall be sufficiently served on the Lessor if delivered to it personally or forwarded to it by post or left at its principal office in Ireland. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

6-1                              The Lessor hereby consents to the registration of this Lease as a burden on the Folio specified in the Schedule hereto and to the use of the Land Certificate (if issued) for the purposes of such registration;

6-2                                IT IS HEREBY CERTIFIED by the Lessee that it is the person becoming entitled to the entire beneficial interest in the interest hereby created and that all necessary consents under Sections 12 and 45 of the Land Act 1965 have been obtained and that all conditions attached thereto have been complied with.

6-3                                IT IS HEREBY CERTIFIED that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) exceeds IR£1,000.

SCHEDULE

ALL THAT AND THOSE the land and premises situate in the Townland of Kilbride and County of Wicklow being part of the lands more particularly described on the map annexed hereto and thereon outlined in red being all of the lands comprised in Folio 3127L County Wicklow together with the factory premises and out offices thereon.

IN WITNESS whereof the parties hereto have hereunto caused their respective seals to be hereunto affixed the day and year first herein written.

PRESENT when the Seal of the

INDUSTRIAL DEVELOPMENT AUTHORITY

was affixed hereto:-

/s/ R. Walsh
/Authorised Officer

/s/ C. Mekleen
/Authorised Officer

PRESENT when the Seal of

McGHAN LIMITED

was affixed hereto:

/s/ Donald K. McGhe
DIRECTOR/CHAIRMAN

/s/ P. Flood, Director

	Dated the	day of	[ILLEGIBLE]

INDUSTRIAL DEVELOPMENT AUTHORITY

One Part

[SEAL]	and

McGHAN LIMITED

Other Part

SUB-LEASE

Industrial Development Authority
Wilton Park House
Wilton Place
Dublin 2 VB/WP

[GRAPHIC]